Exhibit 99.1

                           CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (this "Agreement"), made as of ______________, is by and among DNB FINANCIAL CORPORATION ("Holding Company"), DNB First, a national banking association with principal offices at 4 Brandywine Avenue, Downingtown, PA 19335 ("Bank") (Holding Company and Bank are sometimes referred to individually and collectively herein as the "Company") and ____________________ , an individual residing at__________________("Director").


                                   Background

         A. Company and Director wish to enter into an agreement pursuant to which Company wishes to secure the future services of each director and to induce the directors to devote their time and attention to the interests and affairs of the Corporation and the Bank under all circumstances, including without limitation circumstances involving a possible change in control of the Corporation and Bank.

         B. Director is willing to enter into this Agreement upon the terms and conditions herein set forth.

         C. The Boards of Directors of the Holding Company and the Bank have each approved this Agreement and it is intended to, and shall, be maintained as part of the official records of the Holding Company and the Bank.

         D. This Agreement amends and restates the terms of a plan originally approved by the Company on February 27, 2002, to eliminate retroactively the retirement features originally approved by the Company on that date. Any previous agreement signed by the parties incorporating a retirement feature is hereby rescinded absolutely and retroactively and shall be of no force or effect.

                  NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms when capitalized shall have the following respective meanings:

                  "Aggregate Annual Cash Compensation" means the aggregate annual cash compensation actually paid to Director for Director Services in a fiscal year (including any compensation which, but for an election by the Director to defer receipt, would have been paid to Director, and including any variable cash compensation such as payments for attendance at individual meetings, but not including the value of any stock option or other nonmonetary grants or any other deferred compensation, and not including any payments to third parties for benefits on behalf of Director).

                  "Aggregate Annual Compensation" means, for any fiscal year, the Aggregate Annual Cash Compensation plus any noncash compensation, paid or credited to Director during the fiscal year for Director Services, including without limitation the value, on the later of the date of grant or vesting of any stock option or other nonmonetary grants or any other deferred compensation granted during such fiscal year, as well as the cash amount of any premiums paid by the Company for health insurance, HMO or other similar medical benefits (but not any disability plans or benefits) for the Director.

                  "Base Fiscal Year" means the last full fiscal year of the Company ending prior to a Change in Control.


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                  "Cause" when used in connection with a termination means and includes (i) involuntary termination, prior to the expiration of a regular term of office, of Director's status or services as a director in accordance with the provisions of the Company's or Bank's articles or bylaws, or by court order or otherwise in accordance with applicable law or regulations, or (ii) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, or willful or intentional breach or neglect by Director of his duties, or (iii) suspension or removal from office or prohibition from participation in the conduct of Holding Company's or Bank's affairs pursuant to a notice or other action by any Regulatory Agency, or (iv) willful violation of any law, rule or regulation or final cease-and-desist order or other regulatory agreement, which violation in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company. For purposes of this paragraph, no act, or failure to act on Director's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Director in reliance upon an approving opinion of counsel to the Company or counsel to the Director shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Director and the standards prevailing in the banking industry.

         "Change in Control" means and includes any one or more of the following:

         (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time;

         (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of this Agreement), other than Company or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or Bank representing 25% or more of the combined voting power of Company's or Bank's then outstanding securities; or

         (3) during any period of two (2) consecutive years after a Change in Control, individuals who at the beginning of such period constitute the Board of Directors of Company or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Holding Company or Bank, of the one part, and a third party which contemplates a transaction which would result in a "Change of Control" under paragraphs (1), (2) or (3) of this definition, but, as to any Triggering Event, only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the Triggering Event in question occurs.

         "Director Services" means services as director for the Holding company, the Bank and all of their subsidiaries (as opposed to services as employee)

         "Good Reason" has the meaning assigned thereto in Section 3(c).

         "Termination" means termination of Director's service as director for any of the Holding Company, Bank or their subsidiaries, so that, immediately after such termination, Director is not a voting director of Holding Company, Bank or any of their subsidiaries. A "Termination" also occurs if Director's status is changed, for any remaining director positions with the Company, the Bank and their subsidiaries, to an

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emeritus, advisory or other nonvoting capacity. A termination of Director's service as director with less than all of Bank, Holding Company and their subsidiaries shall not be deemed a "Termination" for purposes of this Agreement so long as Director remains a director of Holding Company, Bank or any of their subsidiaries.

         "Triggering Event" has the meaning assigned thereto in Section 3(c).

         2. Service as a Director; Compensation; Other Agreements; Employee Directors.

                  (a) Director shall not be deemed to have received any vested rights to continued service as a Director by virtue of this Agreement. This Agreement is not an employment agreement, but shall only be interpreted as governing the making of certain payments in recognition of past service as director (but not as employee) which may be due to Director upon termination of Director's service as director with Company under the specific circumstances described in this Agreement. No provision of this Agreement shall be interpreted to derogate from the power of the Company or its Board of Directors to terminate the service or status of a Director in accordance with the articles of incorporation and bylaws of the Company and applicable laws and regulations, subject nevertheless to the terms of this Agreement.

                  (b) The compensation to be paid by Company to Director from time to time for current services as Director, including any fringe benefits, shall not be governed by this Agreement. This Agreement shall not be deemed to affect the terms of any stock options or other agreements between the Company and Director. If Director is also an employee of the Company, this Agreement is not intended to address or affect Director's employment with the Company as an employee, or the termination of such employment, or any matters relating to termination of employment; likewise, termination of Director's employment with the Company for any reason shall not give Director any claim for payments under this Agreement except solely to the extent Director's service as a director of the Holding Company or Bank shall be terminated in circumstances giving Director a right to payment under the terms of this Agreement. This Agreement shall not be considered, in any respect, a benefit or perquisite of any employment relationship between Director and Company and is not given in consideration of employment.

         3. Termination of Director Status; Compensation.

                  (a) Termination at the Instance of Parties other than the Director.

                    (i) If Director's service as a director for the Holding Company, Bank or any of their subsidiaries is terminated for Cause at any time before or after a Change in Control, then Director shall have no right to any payments under this Agreement due to such termination.

                    (ii) If Termination occurs within three (3) years after a
                         Change in Control and other than for Cause, then in such case Director's right to severance payments under this Agreement shall be as set forth in subsection (g) of this Section.

                  (b) Termination at the Instance of the Director.

                    (i) If a Termination occurs voluntarily by the Director at his or her own instance, either prior to a Change in Control for any reason, or within three (3) years after a Change in Control without Good Reason, or more than three (3) years after a Change in Control, Director shall have no right to any payments under this Agreement due to such Termination.

                    (ii) If a Termination occurs for Good Reason within three
                         (3) years after a Change in Control, Director's right to severance payments under this Agreement shall be as set forth in subsection (g) of this Section.


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                  (c) "Good Reason." For purposes of this Agreement, Director shall have "Good Reason" for causing a Termination if the Termination occurs within one (1) year after any of the following events described in (i), (ii) or
(iii) of this subsection (a "Triggering Event") shall have occurred without Director's consent:

                    (i) a reduction (for reasons other than the actions of the Director) in the Aggregate Annual Compensation paid to Director for Director Services during any fiscal year of the Company, as compared to the greater of (I) the Aggregate Annual Compensation paid to Director for all Director Services during the Base Fiscal Year, or (II) the Aggregate Annual Compensation paid to Director for all Director Services during any fiscal year of the Company after the Base Fiscal Year; or

                    (ii) the Company's failure to give Director increases in
                         Aggregate Annual Compensation for Director Services at least equal to any increases given to other directors of the Holding Company, the Bank or any of their subsidiaries in their compensation for comparable services as director;

                    (iii) the imposition by the Company of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the Director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

                  (d) Severance. If Director is entitled to severance payments under subsection (a) or (b) of this Section, and if Director shall have signed a release or releases as more fully described in Section 4 of this Agreement, Company shall pay as severance to Director the following:

                           (I) Base Severance. An amount equal to the product
obtained by multiplying (A) 2.99 times (B) either:

                    (i) if a change of control has occurred prior to the date of Termination, the greater of (I) the Aggregate Annual Cash Compensation paid to Director for Director Services during the Base Fiscal Year, or (II) the Aggregate Annual Cash Compensation paid to Director for Director Services during any fiscal year of the Company after the Base Fiscal Year, or

                    (ii) if a change of control has not occurred prior to the
                         date of Termination, the Aggregate Annual Cash Compensation paid to Director during the last full fiscal year of the Company prior to the date of Termination.

Such amount shall be payable in equal installments over a period of three (3) years following the date of Termination, subject to withholding of any taxes by the Company as required by applicable law and regulations. Unless the Company shall have elected to pay in more frequent installments, such installments shall be monthly.

          (II) Medical/Health Benefits. If the Company paid for Director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of Termination, the Company shall continue to pay for or reimburse Director's payments such benefits for a period of one
               (1) year after the date of Termination but in an aggregate amount not exceeding the Company's payments therefor in the year preceding the date of Termination.

          (III) Reduction to Avoid Excise Tax. Notwithstanding any provision of this Agreement or any other agreement of the parties, if the severance payment or payments under this Agreement, either alone or together with other payments which the Director has the right receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such severance payment or payments shall be reduced to the largest


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               amount as will result in no portion of the severance payment under this Agreement being subject to the excise tax imposed by
               Section 4999 of the Code.

                  (e) Any termination of Director's service as a director of Holding Company, Bank or any of their subsidiaries, whether by Company or by Director, shall be communicated by a dated, written notice, signed by the party giving the notice, which shall (A) indicate the specific termination provision in this Agreement relied upon or applicable; (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Director's service under the provision so indicated; (C) specify the effective date of termination.

                  (f) All obligations under this Agreement are subject to termination by any bank regulatory agency having jurisdiction over Holding Company or Bank ("Regulatory Agency") in accordance with any applicable provisions of law or regulations granting such authority, but rights of the Director to compensation earned as of the date of termination shall not be affected.

                  (g) Director shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The severance payments provided for in this Agreement shall not be reduced by any compensation or other payments received by Director from any source, except to the extent that a determination is made that Director's receipt of any such compensation or other payments from another source constitute a breach of Director's obligations to the Company.

         4. Execution of Release Required. Director agrees that, as a precondition to receiving the payments provided for in this Agreement, Director shall have executed and delivered to Holding Company and Bank a release or releases, in form satisfactory to Holding Company and Bank, releasing all claims which Director may then have against Holding Company or Bank, including without limitation any claims related to termination of service, discrimination, harrassment, compensation or benefits, but excluding any claims for payments due or to become due under this Agreement.

         5. Payment Obligations Absolute. Provided that the preconditions for payment set forth in this Agreement are fully satisfied, Company's obligation to pay Director the severance payments provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off counter claim, recoupment, defense or other right which Company may have against Director. All amounts payable by Company hereunder shall be paid without notice or demand.

         6. Continuing Obligations. Director shall retain in confidence any confidential information known to him concerning Company and its business so long as such information is not publicly disclosed.

         7. Amendments. No amendments to this Agreement shall be binding unless in a writing, signed by both parties, which states expressly that it amends this Agreement.

          8. Notices. Notices under this Agreement shall be deemed sufficient and effective if (i) in writing and (ii) either (A) when delivered in person or by facsimile, telecopier, telegraph or other electronic means capable of being embodied in written form or (B) forty-eight (48) hours after deposit thereof in the U.S. mails by certified or registered mail, return receipt requested, postage prepaid, addressed to each party at such party's address first set forth above and, in the case of Company, to the attention of the Chairman of the Board, or to such other notice address as the party to be notified may have designated by written notice to the sending party.

         9. Prior Agreements. This Agreement is the entire agreement of the parties with respect to its subject matter and supersedes any and all prior or contemporaneous discussions, representations, understandings or agreements regarding its subject matter.

         10. Assigns and Successors. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company and Director, provided, however, that Director shall not assign or anticipate any of his rights hereunder, whether by operation of law or otherwise. For purposes of this Agreement, "Company" shall also refer to any successor to Holding Company

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or Bank, whether such succession occurs by merger, consolidation, purchase and assumption, sale of assets or otherwise.

         11. Director's Acknowledgment of Terms. Director acknowledges that he or she has read this Agreement fully and carefully, understands its terms and that it has been entered into by Director voluntarily. Director acknowledges that any payments to be made hereunder will constitute additional compensation to Director and may be subject to taxation or withholding. Director further acknowledges that Director has had sufficient opportunity to consider this Agreement and discuss it with Director's own advisors, including Director's attorney and accountants. Director has been informed that Director has the right to consider this Agreement for a period of at least twenty one (21) days prior to entering into it. Director acknowledges that Director has taken sufficient time to consider this Agreement before signing it. Director also acknowledges that Director has the right to revoke this Agreement for a period of seven (7) days following this Agreement's execution by giving written notice of revocation to Company.

         IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Agreement as of the date first set forth above.

Holding Company:                                Bank:
DNB FINANCIAL CORPORATION                       DNB First

By: __S/_____________________                   By: ___S/______________________



Witness:                                        Director:

____S/_______________________                   ____S/_________________________






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